EXHIBIT 32

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

I, Eugene V. N. Bissell, Chief Executive Officer, and I, Jerry E. Sheridan, Chief Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the “Registrant”), hereby certify that to our knowledge:

(1)	The Registrant’s periodic report on Form 10-Q for the period ended June 30, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ Eugene V. N. Bissell	/s/ Jerry E. Sheridan
Eugene V. N. Bissell	Jerry E. Sheridan

Date: August 8, 2006	Date: August 8, 2006